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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Houston Lighting & Power Company ("HL&P") on Form S-3 of our report dated February 29, 1996, appearing in the Annual Report on Form 10-K of HL&P for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Houston, Texas
January 21, 1997